Exhibit 99.1

•	Total revenues down 2% to Euro 66 billion

•	Life & Savings New Business Value up 11% driven by a continued improvement in business mix

•	Property & Casualty revenues up 3% driven by underwriting discipline

•	Asset management revenues up 4%

•	Robust balance sheet, with solvency I ratio estimated above 190% and economic capital ratio estimated above 150%

“Our top line trends for the first nine months are generally in line with those observed in the half year, with continued selectivity across all business lines. Going forward, we will continue to deliver on our strategic priorities and benefit from the strength of our balance sheet which allows us to navigate through the current market conditions”, commented Denis Duverne, Deputy CEO of AXA.

“In Life & Savings, our activities showed a significant improvement in mix towards profitable businesses, with a 13% growth in Protection & Health and a greater share of Unit-Linked in new Savings contracts. This resulted in improved new business profitability.

In Property & Casualty, we experienced revenue growth of 3%, benefiting from strong performance in high growth markets and Direct, combined with selective underwriting and rate increases across the board.

In Asset management, revenues increased 4%, driven by higher performance fees and real estate transaction fees at AXA IM as well as higher research fees at AllianceBernstein.”

Investor Relations

Gérald Harlin, Group CFO, will hold a

conference call to discuss 9M 2011

Activity Indicators.

Time: October 27th 2011 – 9.00 CET

Call number

France: +33 (0)1 70 77 09 44

UK: +44 (0)20 33 67 9455

US: +1 866 907 5924

Replay available from 12.00 CET

Call number: +33(0)1 72 00 15 00

Access code: 274563#

	Contents: Key Highlights Life & Savings Property & Casualty Asset Management International Insurance Notes & Other information Appendices
+33 1 40 75 46 85		2
Media Relations		4
+33 1 40 75 46 74		7
Individual Shareholder Relations		9
+33 1 40 75 48 43		9
		10
		11

All comments are on a comparable basis (constant Forex, scope and methodology for activity indicators). 9M10 APE and NBV of the sold UK operations are excluded from reported figures. 9M11 APE and NBV of Australia & New Zealand, Hong Kong, South-East Asia, India & China are restated for AXA APH transaction in reported figures. Canadian operations are treated as discontinued operations and therefore excluded from the overall Group revenues for 9M10 and 9M11.

Activity indicators: Key figures

					Change
In Euro million, except when otherwise noted	9M10	9M11	Change on a reported basis		Comp.(a) basis		Scope & Other	FX impact(b)
Life & Savings revenues	43,868	39,790	-9.3%		-5.0%		-5.3%	+1.0%
Net inflows (Euro billion)	7.8	4.5
APE[1] (Group share)	4,317	4,255	-1.4%		-1.2%		-0.1%	-0.2%
NBV[2] (Group share)	931	1,147	+23.1%		+10.6%		+10.1%	+2.5%
NBV to APE margin (Group share)	21.6%	27.0%	+5.4	pts	+2.8	pts

Property & Casualty revenues	20,294	21,087	+3.9%		+3.1%		+0.2%	+0.7%

International Insurance revenues	2,296	2,288	-0.3%		+2.0%		+0.1%	-1.7%

Asset Management revenues	2,463	2,443	-0.8%		+3.5%		+0.1%	-4.4%
Net inflows (Euro billion)	-41	-33

Total revenues(c)	69,266	65,945	-4.8%		-2.0%		-3.4%	+0.6%

(a)	Change on a comparable basis was calculated at constant FX and scope
(b)	Mainly due to the depreciation of the Euro against major currencies
(c)	Including banking revenues down 4% to Euro 335 million in 9M11 (vs. Euro 344 million in 9M10).

Numbers herein have not been audited. APE and NBV are both in line with the Group’s EEV disclosure. They are non-GAAP measures, which Management uses as key indicators of performance in assessing AXA’s Life & Savings business and believes to provide useful and important information to shareholders and investors.

Revenues

•	Total Revenues were down 2% to Euro 65,945 million.

•	Life & Savings revenues were down 5% to Euro 39,790 million.

New Business Volume (APE1) was down 1% to Euro 4,255 million mainly driven by a strong performance in General Account (“G/A”) Protection & Health business up 13%, more than offset by a 22% decrease in G/A Savings business. Unit-Linked APE was down 4%.

New Business Value (NBV2) was up 11% to Euro 1,147 million, mainly driven by an improved business mix towards G/A Protection & Health and towards Unit-Linked within the Savings business.

As a result, and combined with a favourable country mix effect, new business margin was up 3 pts to 27%, with high margin levels in both G/A Protection & Health business at 49% and Unit-Linked business at 25%. Nevertheless, if current financial market conditions were to persist, they are expected to affect new business margin as measured at year end.

Net inflows amounted to Euro +4.5 billion vs. Euro +7.8 billion in 9M10. By business, we experienced strong net inflows in G/A Protection & Health (Euro +4.1 billion) and Unit-Linked (Euro +2.0 billion), party offset by net outflows in G/A Savings (Euro -1.7 billion).

•

Property & Casualty revenues were up 3% to Euro 21,087 million. Personal lines revenues grew 4% largely driven by a 4.6% average price increase. Commercial lines revenues grew 2% mainly driven by a 2.4% average price increase, whilst favorable change in business mix was offset by lower volumes in a context of selective underwriting.

On average, prices increased by 3.7%.

•

Asset Management revenues were up 4% to Euro 2,443 million, mainly driven by higher performance fees and real estate transaction fees at AXA IM as well as higher research fees at AllianceBernstein. Average assets under management decreased slightly, down 1% to Euro 837 billion. AXA IM experienced net inflows of Euro +2 billion, whilst AllianceBernstein net outflows amounted to Euro -35 billion, mainly from institutional clients.

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Balance sheet update

AXA’s balance sheet remained robust at September 30, 2011 despite current financial market conditions:

•	Regulatory solvency I ratio was estimated above 190% (vs. 186% at June 30, 2011), close to historically highest level.

•	Economic capital ratio[5] was estimated above 150% (vs. 184% at June 30, 2011). The decrease was primarily driven by credit spread widening and the decrease in both interest rates and equity markets.

•

Unrealized gains on fixed income assets amounted to approximately Euro 3.6 billion (vs. Euro 2.6 billion at June 30, 2011), of which Euro 4.6 billion on fixed income assets excluding government bonds of Eurozone peripheral countries.

Changes in scope

Partial sale of UK Life operations and sale of Canadian operations

Following the partial sale of the UK Life operations, published 9M10 APE and NBV were restated to exclude volumes and margins related to the sold portion of the business.

Following the sale of the Canadian operations, these operations are treated as discontinued operations in AXA’s consolidated financial statements. As a consequence, their revenues are restated from the overall Group revenues aggregate.

In Euro million, except when otherwise noted	9M10 published	UK	Canada	9M10 restated
APE[1] (Group share)	4,632	-316		4,317
NBV[2] (Group share)	984	-53		931
NBV margin (%)	21.2%			21.6%

Property & Casualty revenues	21,389		-1,095	20,294

AXA APH transaction

9M11 APE and NBV of Australia and New Zealand, Hong Kong, South-East Asia, India & China were restated for AXA APH transaction in reported figures.

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Life & Savings

New Business Volume (APE1) and margins by business

Improvement in business mix towards G/A Protection & Health and Unit-Linked businesses…

Life & Savings: analysis by business
	NBV margin	APE
In Euro million	9M11	9M10	9M11	Change on a comparable basis
G/A Protection & Health	49%	1,332	1,632	+13%
G/A Savings	-3%	1,090	837	-22%
Unit-Linked	25%	1,323	1,338	-4%
o/w Continental Europe[3]	27%	325	316	-4%
Mutual funds & Other	6%	572	448	+14%

Total	27%	4,317	4,255	-1%

•

G/A Protection & Health new business APE (38% of total) was up 13% to Euro 1,632 million, mainly driven by Switzerland (strong sales in Group Life), the US (launch of the new “Indexed Universal Life” product), Germany (favourable change in regulation facilitating access to private Health insurance) and France (mainly Group Protection and success of the “Family Protection” product).

•

G/A Savings new business APE (20% of total) was down 22% to Euro 837 million, mainly driven by Italy (mostly non repeat of 2010 fiscal amnesty and stronger focus on Unit-Linked products), France (uncertainties on Life insurance tax regulation and increased competition from short term banking accounts) and Belgium (more conservative offer in a low profitability environment).

•

Unit-Linked new business APE (31% of total) was down 4% to Euro 1,338 million, mainly driven by (i) the UK (down 14% due to lower volumes in pension products following change in minimum pension age adopted last year) and (ii) Continental Europe (down 4%) with Germany down 33% mainly as a result of Variable Annuity product repricing, non-repeat of 1H10 marketing campaign on Unit-Linked Savings products and difficult financial markets conditions, partly offset by France up 15% notably driven by the “Bonus Euro+” initiative. These negative impacts were partly compensated by South-East Asia, India & China up 15% mainly driven by strong sales through Bank Mandiri branches in Indonesia.

•	Mutual funds & Other new business APE (11% of total) was up 14% to Euro 448 million as strong performance of the wrap platform Elevate in the UK was partly offset by lower pension fund sales in CEE.

As a result, new business value (NBV2) was up 11% to Euro 1,147 million, mainly driven by an improved business mix towards G/A Protection & Health and Unit-Linked businesses, as well as a favourable country mix effect.

In mature markets, NBV was up 13% to Euro 849 million. In high growth markets, NBV was up 6% to Euro 298 million (26% of total NBV) mainly in South-East Asia, India & China (up 19%), as a result of continued high profitability levels combined with strong growth in volumes, partly offset by CEE (down 28%) where the closing of pension fund new business in Poland and Hungary following a change in regulation affected sales.

…leading to an increase in New Business Margin

NBV margin was up 3 pts to 27%, comprised of 24% NBV margin in mature markets and 43% NBV margin in high growth markets.

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Actuarial and financial assumptions are not updated on a quarterly basis, except for interest rates which are hedged at point of sale for Variable Annuity products. These assumptions will be updated at year-end 2011 and will notably take into account, if current market conditions were to persist, the decline in interest rates and equity markets, as well as the increase in volatility.

New Business Volume (APE1) and margins by country

•

New Business Volume (APE1) was down 1% to Euro 4,255 million, as strong sales in Switzerland (+28%), Germany (+5%), the US (+8%), Hong Kong (+27%) and South-East Asia, India & China (+15%) were more than offset by decreases in Italy (-37%), Belgium (-28%), CEE (-19%) and Japan (-9%).

Annual Premium Equivalent by country/region
In Euro million	9M10	9M11	Change on a reported basis	Change on a comparable basis
France	996	956	-4%	-4%

United States	741	749	+1%	+8%

United Kingdom	421	418	-1%	+1%

NORCEE(a)	938	1,010	+8%	-0%

of which Germany	358	377	+5%	+5%
of which Switzerland	233	338	+45%	+28%
of which Belgium	176	128	-28%	-28%
of which Central & Eastern Europe	171	168	-2%	-19%

Asia Pacific	789	820	+4%	+8%

of which Japan	335	337	+1%	-9%
of which Australia/ New Zealand	223	0	n.a.	n.a.
of which Hong Kong	111	243	+119%	+27%
of which South-East Asia, India & China	120	240	+100%	+15%

MedLA(b)	431	302	-30%	-30%

of which Spain	58	55	-6%	-6%
of which Italy	294	184	-37%	-37%
of which other	79	63	-21%	-20%

Total Life & Savings APE[1]	4,317	4,255	-1%	-1%

of which mature markets	3,862	3,566	-8%	-2%
of which high growth markets[4]	455	689	+51%	+5%

(a)	Northern Central and Eastern Europe: Germany, Belgium, Switzerland and Central and Eastern Europe. Luxemburg’s APE and NBV are not modelled.
(b)	Mediterranean and Latin American Region: Italy, Spain, Portugal, Turkey, Mexico, Morocco and Greece.

The United States

New business APE increased by 8% to Euro 749 million, primarily driven by increases in both G/A Protection & Health with the launch of the new “Indexed Universal Life” product and in Unit-Linked Savings with Variable Annuities, as strong sales of “Retirement Cornerstone” and the roll-out of the new “Structured Capital Strategies” product to all distribution channels since 4Q 10 were partly offset by lower sales of “Accumulator”.

NBV margin was up 2 points to 15%, mainly driven by lower unit costs reflecting higher volumes as well as improved business mix, notably driven by the launch of the new “Indexed Universal Life” product.

France

New business APE was down 4% to Euro 956 million, mostly driven by:

(i) G/A Savings sales down 15%, mainly in Individual lines following fewer large contracts on traditional business, negative impact from uncertainties around the Life insurance tax regulation and increased competition from short term banking accounts with higher offered rates, partly offset by:

(ii) Unit-Linked sales up 15%, benefiting from the “Bonus Euro+” initiative despite market slowdown in August and September. Unit-Linked share in Individual Savings premiums was 19% in 9M11 (above market average which was 15%) and by

(iii) G/A Protection & Health sales up 5%, mainly driven by an increase in Group Protection sales and the success of the “Family Protection” product.

NBV margin was up 2 points to 13%, mostly driven by improved business mix as a result of higher proportion of Protection products as well as higher share of Unit-Linked sales.

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The United Kingdom

New business APE was up 1% to Euro 418 million, mainly driven by strong Mutual Funds sales through the Elevate wrap platform. This was mostly offset by lower sales of Individual pension products (change in minimum pension age adopted last year), as well as lower corporate pension sales due to fewer large schemes underwritten in 2011.

NBV margin was stable at 5%.

Northern Central & Eastern Europe

•

Germany new business APE was up 5% to Euro 377 million, mainly driven by strong sales in G/A Protection & Health supported by a favourable change in regulation in Health facilitating access to private Health insurance. This was partly offset by a decrease in Unit-Linked sales mainly as a result of Twinstar Variable Annuity product repricing, non repeat of 1H10 marketing campaign on Unit-Linked Savings products and difficult financial markets conditions.

NBV margin was up 2 points to 23%, mainly driven by the repricing of Twinstar Variable Annuity product in 3Q10.

•	Switzerland new business APE was up 28% to Euro 338 million, mainly due to strong sales in Group Life.

NBV margin was down 1 point to 45%.

•	Belgium new business APE was down 28% to Euro 128 million, mostly due to a decrease in G/A Savings sales reflecting a more conservative offer in a low profitability market environment.

NBV margin was down 1 point to 8%, mainly due to increase in unit costs reflecting lower volumes, partly offset by a slight improvement in business mix.

•

Central & Eastern Europe new business APE was down 19% to Euro 168 million. The closing of new business in Pension Funds following the new regulations in Hungary and Poland was partly compensated by the success of the strategic focus on Individual Unit-Linked business (up 41%).

NBV margin was down 2 pts to 18%, mainly due to higher unit costs reflecting lower volumes, partly offset by improved business mix towards Individual Unit-Linked.

Asia Pacific

•

Japan new business APE was down 9% to Euro 337 million, mainly driven by the non-repeat of strong Variable Annuity product sales in 1H10 anticipating the end of tax advantage, and by a decrease in Health sales.

NBV margin was up 11 points to 82%, mainly driven by improved business mix (notably due to focus on higher margin products in G/A Protection & Health), partly offset by higher unit costs.

•	Hong Kong new business APE was up 27% to Euro 243 million, driven by strong performance in G/A Protection & Health, Unit-Linked and Mutual Funds businesses.

NBV margin was down 12 points to 60%, mainly driven by the launch of new products in a more competitive market combined with increased expenses to support growth momentum.

•	South-East Asia, India & China new business APE was up 15% to Euro 240 million, mostly reflecting strong sales of Unit-Linked products, in particular in Indonesia through Bank Mandiri branches.

NBV margin was up 2 points to 48%, mostly reflecting favorable country mix with increasing contribution from Indonesia (NBV margin of 62%).

Mediterranean and Latin America Region (MedLA)

•

New business APE was down 30% to Euro 302 million, mainly impacted by lower G/A Savings sales in Italy with the non repeat of 2010 fiscal amnesty, partly offset by a stronger focus on Unit-Linked sales (+22%) mainly in Italy, through AXA MPS Joint-Venture.

•	NBV margin was up 7 points to 22%, mainly reflecting significant improvement in business mix, more than offsetting higher unit costs.

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Property & Casualty

Change in presentation

In order to improve visibility on P&C Direct activities, Direct P&C is now reported as a separate business unit and no longer as part of countries or regions. 9M10 figures in the table below already reflect this change. Please refer to Appendix 8 for more details.

Property & Casualty revenues were up 3% to Euro 21,087 million. Personal lines revenues grew 4% largely driven by a 4.6% average price increase. Commercial lines revenues grew 2%, mainly driven by a 2.4% average price increase, whilst favorable change in business mix was offset by lower volumes in a context of selective underwriting.

Overall, prices increased by 3.7% on average.

Property & Casualty revenues strongly increased both in high growth markets (+14%), mainly in Turkey and Mexico, and in Direct (+10%).

Net new personal contracts in high growth markets and Direct amounted to +664k and +204k respectively, representing 77% of total net new personal contracts which amounted to +1,124k.

Property & Casualty : IFRS revenues by country
In Euro million	9M10	9M11	Change on a reported basis	Change on a comparable basis
NORCEE(a)	6,762	7,208	+7%	+2%
of which Germany	2,869	2,967	+3%	+3%
of which Belgium	1,565	1,602	+2%	+2%
of which Switzerland	2,201	2,513	+14%	+1%

MedLA(b)	4,709	4,798	+2%	+4%
of which Spain	1,605	1,523	-5%	-5%
of which Italy	1,014	1,019	+1%	+1%
of which other	2,090	2,257	+8%	+14%

France	4,280	4,334	+1%	+1%

United Kingdom & Ireland	2,791	2,821	+1%	+2%

Asia	290	322	+11%	0%

Direct[4]	1,462	1,605	+10%	+10%

Total P&C revenues	20,294	21,087	+4%	+3%

of which Direct[4]	1,462	1,605	+10%	+10%
of which mature markets	16,736	17,186	+3%	+1%
of which high growth markets[4]	2,096	2,296	+10%	+14%

(a)	Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central an Eastern Europe and Luxembourg
(b)	Mediterranean and Latin American Region: Italy, Spain, Portugal, Turkey, Mexico, Gulf region, Greece and Morocco

Personal lines revenues (60% of total P&C revenues) increased 4%, mainly benefiting from a 4.6% average price increase.

•	Personal Motor revenues (37% of total P&C revenues) were up 5%, mainly driven by:

•

MedLA (+7%) with Turkey up 34% led by the success of Motor products driven by increased car sales and Italy up 8% due to higher volumes and tariff increases, partly offset by Spain, down 7%, mainly due to lower volumes in a context of difficult macro environment and severe price competition,

•	Germany (+9%), as a result of both (i) higher volumes benefiting from a slowdown in price competition and (ii) price increases with the launch of two new product ranges with higher tariffs,

•	Direct (+8%) mainly driven by the UK primarily as a result of tariff increases, as well as strong growth in Italy, France and Poland.

Personal Motor net new contracts amounted to +910k.

Page 7/19

•

Personal Non-Motor revenues (24% of total P&C revenues) increased 2% in particular Direct business (+31%), mainly in the UK, supported by the launch of Home products in 2010 and 2011, and France (+3%) led by price increases.

Household net new contracts amounted to +214k.

Commercial lines revenues (39% of total P&C revenues) were up 2%, largely driven by a 2.4% average price increase, whilst favorable change in business mix was offset by lower volumes in a context of selective underwriting.

•

Commercial Motor revenues (8% of total P&C revenues) were up 4% notably driven by Mexico (+17%) and the UK (+16%) as a result of both tariff increases and higher new business. This was partly offset by selective underwriting in other MedLA region countries.

•

Commercial Non-Motor revenues (31% of total P&C revenues) were up 2% largely driven by (i) MedLA (+6%), in particular Turkey (+27%) and Mexico (+10%) mainly driven by large accounts in Property and the Gulf Region (+13%) with strong new business in Health, and by (ii) the UK (+2%) supported by volume growth and tariff increases in Health. This was partly offset by Spain (-5%), due to the difficult economic environment.

Page 8/19

Asset Management

•	Asset Management revenues were up 4% to Euro 2,443 million, mainly driven by higher performance fees and real estate transaction fees at AXA IM as well as higher research fees at AllianceBernstein.

Asset management revenues

In Euro million	9M10	9M11	Change on a reported basis	Change on a comparable basis
AXA IM	868	937	+8%	+8%
AllianceBernstein	1,595	1,506	-6%	+1%

Total Asset management	2,463	2,443	-1%	+4%

•	Assets Under Management were down Euro 59 billion versus December 31, 2010 at Euro 837 billion:

•	Net flows of Euro -33 billion comprised of:

•	Euro -35 billion at AllianceBernstein, primarily from institutional clients,

•

Euro +2 billion at AXA IM, mainly driven by Euro +3 billion on Money Market, Euro +2 billion at AXA Private Equity and Euro +2 billion at AXA Framlington, partly offset by Euro -1 billion on Fixed Income and Euro -4 billion at AXA Rosenberg.

•	Market impact: Euro -20 billion mainly at AllianceBernstein.

•	Forex impact: Euro -2 billion as a result of the slight depreciation of the USD versus the Euro.

Assets Under Management Roll-forward

In Euro billion	Alliance Bernstein	AXA IM	Total
AUM at December 31, 2010	362	516	878

Net inflows	-35	+2	-33
Market impact	-20	-1	-20
Scope & other impacts	+1	-4	-3
Forex impact	-3	+1	-2

AUM at September 30, 2011	305	514	819

Average AUM over the period (12/31/10 - 09/30/11)	334	503	837

Change of average AUM 9M11 vs. 9M10
On a reported basis	-9%	+1%	-3%
On a comparable basis	-2%	0%	-1%

International Insurance

International Insurance revenues were up 2% to Euro 2,288 million, mainly driven by AXA Corporate Solutions Assurance up 4% mostly driven by Marine (+6%) and Motor (+12%) businesses whilst Liability was flat.

International Insurance IFRS revenues

In Euro million	9M10	9M11	Change on a reported basis	Change on a comparable basis
AXA Corporate Solutions Assurance	1,597	1,626	+2%	+4%
AXA Assistance	575	569	-1%	-0%
Other International activities	124	93	-25%	-13%

Total International Insurance	2,296	2,288	-0%	+2%

Page 9/19

Notes

[1]	Annual Premium Equivalent (APE) represents 100% of new business regular premiums + 10% of new business single premiums. APE is Group share.
[2]	New Business Value is Group Share.
[3]	Continental Europe is France, Germany, Belgium, Switzerland, Italy, Spain, Portugal and Greece.
[4]

Life & Savings high growth markets are: Hong-Kong, Central & Eastern Europe (Poland, Czech Republic, Slovakia and Hungary), South-East Asia (Singapore, Indonesia, Philippine and Thailand), China, India, Morocco, Mexico and Turkey.

Property & Casualty high growth markets are: Morocco, Mexico, Turkey, Gulf, Hong-Kong, Singapore, Malaysia, Ukraine and Poland (exc. Direct).

Direct markets are: AXA Global Direct (France, Belgium, Spain, Portugal, Italy, Poland, Korea and Japan) and UK Direct operations.

[5]	Economic Capital Ratio: AXA’s internal economic model calibrated based on an adverse 1/200 year shock.

About AXA

AXA Group is a worldwide leader in insurance and asset management, with 214,000 employees serving 95 million clients. In 2010, IFRS revenues amounted to Euro 91 billion and IFRS underlying earnings to Euro 3.9 billion.

AXA had Euro 1,104 billion in assets under management as of December 31, 2010.

The AXA ordinary share is listed on compartment A of Euronext Paris under the ticker symbol CS (ISN FR 0000120628 – Bloomberg: CS FP – Reuters: AXAF.PA). AXA’s American Depository Shares are also quoted on the OTC QX platform under the ticker symbol AXAHY.

The Group is included in the main international SRI indexes, such as Dow Jones Sustainability Index (DJSI) and FTSE4GOOD.

This press release is available on the AXA Group website

www.axa.com

AXA Investor Relations:		AXA Media Relations:
Mattieu Rouot:	+33.1.40.75.46.85	Guillaume Borie:	+33.1.40.75.49.98
Gilbert Chahine:	+33.1.40.75.56.07	Hélène Caillet:	+33.1.40.75.55.51
Yael Beer-Gabel:	+33.1.40.75.47.93
Thomas Hude:	+33.1.40.75.97.24
Solange Brossollet:	+33.1.40.75.73.60
Florian Bezault:	+33.1.40.75.59.17
Jennifer Lawn:	+1.212.314.28.68

AXA Individual Shareholders Relations:   +33.1.40.75.48.43

IMPORTANT LEGAL INFORMATION AND CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predictions of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Please refer to the section “Cautionary statements” in page 2 of AXA’s Document de Référence for the year ended December 31, 2010, for a description of certain important factors, risks and uncertainties that may affect AXA’s business. AXA undertakes no obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or circumstances or otherwise.

Page 10/19

Group IFRS revenues – contribution & growth by segment and country/region
In Euro million	9M10	9M11	IFRS revenues change
	IFRS	IFRS	Reported	Comp. basis
United States	7,142	7,198	+0.8%	+7.8%
France	10,825	10,236	-5.4%	-5.0%
NORCEE	11,765	12,539	+6.6%	+1.0%
of which Germany	5,110	5,115	+0.1%	+0.1%
of which Switzerland	4,349	5,371	+23.5%	+8.8%
of which Belgium	1,886	1,599	-15.2%	-15.2%
of which Central & Eastern Europe	360	394	+9.3%	+6.2%
United Kingdom	1,905	495	-74.0%	+21.3%
Asia Pacific	6,533	5,817	-11.0%	-1.9%
of which Japan	4,134	4,201	+1.6%	-7.5%
of which Australia/New-Zealand	1,192	354	-70.3%	-1.0%
of which Hong Kong	1,029	1,068	+3.7%	+20.3%
of which South East Asia	178	195	+9.4%	+8.3%
MedLA	5,698	3,505	-38.5%	-38.4%
of which Spain	531	468	-11.9%	-11.9%
of which Italy	4,635	2,544	-45.1%	-45.1%
of which other	533	493	-7.4%	-6.3%

Life & Savings	43,868	39,790	-9.3%	-5.0%

of which mature markets	41,992	37,851	-9.9%	-5.8%
of which high growth markets	1,876	1,939	+3.3%	+11.7%

NORCEE	6,762	7,208	+6.6%	+2.2%
of which Germany	2,869	2,967	+3.4%	+3.4%
of which Belgium	1,565	1,602	+2.4%	+2.4%
of which Switzerland	2,201	2,513	+14.2%	+0.6%
France	4,280	4,334	+1.2%	+1.2%
MedLA	4,709	4,798	+1.9%	+4.4%
of which Spain	1,605	1,523	-5.2%	-5.2%
of which Italy	1,014	1,019	+0.5%	+0.5%
of which other	2,090	2,257	+8.0%	+13.6%
United Kingdom & Ireland	2,791	2,821	+1.1%	+2.5%
Asia	290	322	+10.8%	+0.0%
Direct	1,462	1,605	+9.8%	+9.8%

Property & Casualty	20,294	21,087	+3.9%	+3.1%

AXA Corporate Solutions Assurance	1,597	1,626	+1.8%	+3.9%
Others	700	663	-5.3%	-2.4%

International Insurance	2,296	2,288	-0.3%	+2.0%

AllianceBernstein	1,595	1,506	-5.6%	+1.0%
AXA Investment Managers	868	937	+8.0%	+8.2%

Asset Management	2,463	2,443	-0.8%	+3.5%

Banking & Holding	344	335	-2.7%	-3.9%

Total	69,266	65,945	-4.8%	-2.0%

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in Euro million	9M11 APE				% Unit-Linked in APE		% G/A Protection & Health in APE
	G/A Protection & Health	G/A Savings	Unit-Linked	Mutual Funds & Other	9M10	9M11	9M10	9M11
United States	134	54	322	239	46%	43%	13%	18%
France	392	435	129	0	11%	13%	38%	41%
United Kingdom	24	0	265	130	75%	63%	6%	6%

NORCEE	528	213	230	40	27%	23%	41%	52%
Germany	185	101	68	24	28%	18%	40%	49%
Switzerland	310	9	19	1	9%	5%	88%	92%
Belgium	25	94	8	0	8%	7%	14%	20%
Central & Eastern Europe	8	9	135	15	67%	81%	5%	5%

Asia Pacific	484	6	297	34	29%	36%	48%	59%
Japan	254	0	82	0	28%	24%	72%	76%
Australia/New-Zealand	—	—	—	—	11%	—	9%	—
Hong Kong	116	6	87	34	42%	36%	53%	48%
South-East Asia, India & China	113	0	127	0	53%	53%	47%	47%

MedLA	71	129	96	6	18%	32%	19%	24%
Spain	13	30	7	4	16%	13%	18%	24%
Italy	12	87	83	2	22%	45%	3%	7%
Other	45	11	6	0	5%	10%	80%	72%

Total	1,632	837	1,338	448	31%	31%	31%	38%

Page 12/19

Net Inflows by country/region

In Euro billion	9M10	9M11
France	+2.2	+0.8
NORCEE(a)	+3.2	+2.9
United States	-0.8	-0.4
United Kingdom	-0.8	+0.7
Asia Pacific(b)	+1.5	+1.6
MedLA(c)	+2.4	-1.0

Total L&S Net Inflows	+7.8	+4.5

of which mature markets	+6.4	+3.2
of which high growth markets	+1.3	+1.4

(a)	Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central & Eastern Europe and Luxembourg.
(b)	Asia Pacific: Hong Kong, Japan and South-East Asia, India & China.
(c)	Mediterranean and Latin American Region: Italy, Spain, Portugal, Turkey, Mexico, Greece and Morocco.

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(In million local currency except Japan in billion)	1Q10	2Q10	3Q10	4Q10	1Q11	2Q11	3Q11
Life & Savings
United States	3,084	3,174	3,138	3,249	3,390	3,285	3,142
France	3,824	3,502	3,500	3,799	3,665	3,429	3,445
NORCEE
of which Germany	1,696	1,786	1,628	1,757	1,656	1,663	1,796
of which Switzerland	4,325	899	868	978	4,697	1,066	865
of which Belgium	731	605	549	618	655	455	489
of which Central & Eastern Europe	119	118	123	151	137	138	119
United Kingdom	605	612	417	123	136	148	147
Asia Pacific
of which Japan	154	210	154	158	158	163	157
of which Australia/New-Zealand	559	646	544	513	479	—	—
of which Hong Kong	3,368	3,493	3,659	3,196	3,774	3,905	4,017
MedLA	2,355	1,879	1,464	1,245	1,272	1,059	1,175

Property & Casualty
NORCEE
of which Germany	1,584	593	692	588	1,659	586	722
of which Switzerland	2,645	256	182	154	2,653	272	175
of which Belgium	617	486	462	465	636	487	479
France	1,808	1,170	1,303	1,205	1,842	1,195	1,296
MedLA	1,681	1,626	1,402	1,912	1,712	1,658	1,427
United Kingdom & Ireland	765	863	766	711	783	875	801
Asia	92	90	108	82	114	98	110
Direct	455	507	500	467	517	542	546

International Insurance
AXA Corporate Solutions Assurance	933	338	326	334	932	338	355
Other International activities	279	212	208	217	277	192	194

Asset Management
AllianceBernstein	701	712	685	722	723	716	681
AXA Investment Managers	302	303	263	350	299	335	304

Banking & Holdings	105	113	126	115	130	119	86

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Property & Casualty revenues – contribution & growth by business line

in %	Personal Motor		Personal Non-Motor		Commercial Motor		Commercial Non-Motor
	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis
France	29%	-1%	29%	+3%	9%	+4%	33%	+2%
United Kingdom (a)	16%	+3%	39%	+0%	9%	+16%	38%	+2%
NORCEE	34%	+4%	21%	+2%	8%	+4%	38%	+0%
of which Germany	32%	+9%	24%	+1%	7%	+4%	30%	-1%
of which Belgium	28%	+1%	21%	+4%	13%	+5%	38%	+2%
of which Switzerland	37%	+2%	15%	+2%	4%	+2%	44%	-1%
MedLA	43%	+7%	20%	-0%	10%	+1%	27%	+6%
of which Spain	46%	-7%	28%	-1%	7%	-10%	20%	-5%
of which Italy	63%	+8%	23%	-10%	0%	-85%	14%	-4%
of which other(b)	33%	+21%	13%	+10%	17%	+8%	38%	+11%
Asia	38%	+9%	11%	+8%	11%	-17%	44%	-6%
Direct	90%	+8%	10%	+32%	—	—	—	—

Total	37%	+5%	24%	+2%	8%	+4%	31%	+2%

of which mature markets	32%	+2%	26%	+1%	8%	+3%	33%	+0%
of which high growth markets	34%	+21%	12%	+11%	16%	+7%	38%	+10%

(a)	Including Ireland.
(b)	Portugal, Greece, Turkey, Mexico, Gulf and Morocco.

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Property & Casualty traiff increases by country and business line

In %	Personal	Commercial(a)
France	+3.8%	+5.7%
Germany	+1.1%	+0.4%
United Kingdom & Ireland	+9.9%	+4.1%
Switzerland	-0.5%	-0.5%
Belgium	+4.5%	+1.5%
MedLA	+3.0%	+1.4%
Direct	+11.8%

Total	+4.6%	+2.4%

(a)	New business only

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in Euro million	9M10 APE	9M11 APE	Change on a comparable basis	9M10 NBV	9M11 NBV	Change on a comparable basis	9M11 NBV/APE margin	Change on a comparable basis
United States	741	749	+8.1%	93	113	+29.3%	15.1%	+2.5	pts
France	996	956	-4.0%	111	126	+15.2%	13.2%	+2.2	pts
United Kingdom	421	418	+0.9%	23	22	+0.4%	5.4%	-0.0	pt

NORCEE	938	1,010	-0.3%	233	281	+8.8%	27.8%	+2.3	pts
Germany	358	377	+5.3%	75	86	+14.9%	22.8%	+1.9	pts
Switzerland	233	338	+27.7%	108	154	+25.2%	45.5%	-0.9	pt
Belgium	176	128	-27.6%	16	10	-35.2%	8.0%	-0.9	pt
Central & Eastern Europe	171	168	-18.6%	35	31	-27.7%	18.4%	-2.3	pts

ASIA PACIFIC	789	820	+7.6%	407	539	+8.1%	65.7%	+0.3	pt
Japan	335	337	-8.8%	239	277	+5.1%	82.2%	+10.9	pts
Australia/New-Zealand	223	—	—	32	—	—	—	—
Hong Kong	111	243	+26.6%	80	146	+5.5%	60.1%	-12.0	pts
South-East Asia, India & China	120	240	+15.5%	56	116	+19.5%	48.3%	+1.6	pts

MedLA	431	302	-30.0%	64	66	+3.9%	21.9%	+7.2	pts
Spain	58	55	-6.2%	7	8	+26.6%	15.2%	+3.9	pts
Italy	294	184	-37.4%	43	45	+3.4%	24.2%	+9.6	pts
Other	79	63	-19.9%	14	13	-5.3%	21.2%	+3.3	pts

TOTAL	4,317	4,255	-1.2%	931	1,147	+10.6%	27.0%	+2.8	pts

of which mature markets	3,862	3,566	-2.3%	756	849	+12.6%	23.8%	+3.0	pts
of which high growth markets	455	689	+5.1%	175	298	+5.6%	43.3%	+0.2	pt

Page 17/19

In order to improve visibility on P&C Direct activities, Direct P&C is now reported as a separate business unit and no longer as part of countries or regions.

	Gross revenues
In Euro million	9M10(d)	9M10 restated
NORCEE(a)	6,845	6,762
of which Germany	2,869	2,869
of which Belgium	1,617	1,565
of which Switzerland	2,201	2,201
MedLA(b)	4,906	4,709
of which Spain	1,765	1,605
of which Italy	1,036	1,014
of which other	2,105	2,090
France	4,556	4,280
United Kingdom & Ireland	3,208	2,791
Asia	779	290
Direct(c)	—	1,462

Total P&C	20,294	20,294

of which Direct		1,462
of which mature markets		16,736
of which high growth markets		2,096

(a)	Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central an Eastern Europe and Luxembourg.
(b)	Mediterranean and Latin American Region: Italy, Spain, Portugal, Turkey, Mexico, Gulf region, Greece and Morocco.
(c)	Direct: AXA Global Direct (France, Belgium, Spain, Portugal, Italy, Poland, Korea and Japan) and UK Direct operations.
(d)	Canadian operations are treated as discontinued operations and therefore excluded from 9M 2010 figures.

Page 18/19

•	08/04/2011 - Half year 2011 Earnings - In line with Ambition AXA

•	08/23/2011 - AXA launches its 2011 employee share offering (Shareplan 2011)

•	09/26/2011 - AXA has completed the sale of its Canadian operations

•	09/28/2011 - AXA Group announcement regarding AXA Private Equity

•	10/05/2011 - Henri de Castries will be speaking at the Bank of America Merrill Lynch Conference

•	10/20/2011 - AXA Global P&C announces the successful placement of €180 million catastrophe bonds

Please refer to the following web site address for further details:

http://www.axa.com/en/press/pr/

Shareholders’ Equity

No significant operations

Debt

No significant operations

•	02/16/2012 Full Year 2011 Earnings

•	04/25/2012 Shareholders’ Meeting

Page 19/19